Exhibit 99.1
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Contact:   Brian Beades
           212-810-5596
           ahr-info@blackrock.com


  Anthracite Capital Announces $50 Million Private Placement of Trust Preferred Securities; Company to Present at Piper Jaffray Financial Services Conference


New York, March 16, 2006 - Anthracite Capital, Inc. ("Anthracite" or the "Company") (NYSE:AHR) announced today the sale of $50 million of trust preferred securities through its wholly owned subsidiary Anthracite Capital Trust III in a private placement. The proceeds will be used by the Company to continue to execute its commercial real estate strategies.

The trust preferred securities have a thirty-year term ending March 30, 2036 with interest at a fixed rate of 7.77% for the first ten years and at a floating rate of three-month LIBOR plus 2.7% thereafter. The trust preferred securities can be redeemed at par by the Company beginning in March 2011.

Piper Jaffray Financial Services Conference

Richard M. Shea, President and Chief Operating Officer of Anthracite, is scheduled to speak at the Piper Jaffray Financial Services Conference in New York on Tuesday, March 21, 2006, at 4:20 p.m. (eastern time). A copy of Mr. Shea's presentation and a live audio webcast will be accessible via the "Investor Relations" section of the Company's website, www.anthracitecapital.com. A replay of the webcast will be available within 24 hours of Mr. Shea's presentation and will remain accessible through the Company's website for seven days.

Anthracite's presentation at the conference may include non-GAAP financial measure items, which, to the extent not so qualified therein, are qualified by GAAP reconciliation information included on the "Investor Relations" section of the Company's website.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $453 billion in global assets under management as of December 31, 2005. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $159 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of December 31, 2005.


Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
(1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial, capital and real estate markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2005 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company's website is not a part of this press release.

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